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                                                                     Exhibit l.3

BELL, BOYD & LLOYD LLC

                                    Three First National Plaza
                                    70 West Madison Street, Suite 3300
                                    Chicago, Illinois 60606-4207
                                    312.372-1121 Fax 312.372-2098

                                    Offices in Chicago and
                                    Washington D.C.

                             September 26, 2001

     As counsel for Nuveen Dividend Advantage Municipal Fund 3 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 (File No. 333-58708 and 811-10345) on August 16, 2001.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                             Very truly yours,

                             /s/ Bell, Boyd & Lloyd LLC